Exhibit 10.9.1

Rabobank Utrechtse Heuvelrug Bedrijven	Rabobank

Mailing address	P.O. Box 82, 3700 AB Zeist

Merus B.V.	Address	Utrechtseweg 25
Mr. T. Logtenberg		3704 HA Zeist
Padualaan 8	Telephone	+31 30 221 23 25
P.O. 133	Email	Bedrijven.uhr@rabobank.nl
3584 CH Utrecht	Bank account	NL72 RABO 0375 229000
	Website	www.rabobank.nl/uhr

Our reference	MKB/PH/KG/mg
Extension	+31 30 221 23 25
Date	9 March 2016

Subject	Interest option for the next period

Dear Mrs. Margetson and Mr. Logtenberg,

Some time ago we have informed you about the lapse of the fixed interest rate period as per 31 March 2016 for your loan with number 3083.901.453. I kindly request you to make a choice for an interest type and interest rate which shall apply as of 1 April 2016 (effective date).

Interest proposal

I propose the following interest types and interest rates:

•    A fixed interest rate for 1 year as of the effective date: 3.55 % per year. You will pay the interest in monthly arrears after each month.

¡     A fixed interest rate for 3 years as of the effective date: 3.60% per year. You will pay the interest in monthly arrears after each month.

¡    A fixed interest rate for 4 years as of the effective date: 3.75% per year. You will pay the interest in monthly arrears after each month.

¡    Rabobank Variable Plus Loan. The interest rate is now 4.35% per year. You will pay the interest in monthly arrears after each month. The bank may amend the interest rate at any time. The terms of this interest type are also stated in the (general) terms and conditions which are applicable to the loan.

I kindly request you to tick the desired interest type and interest rate and to return this letter duly signed. If I receive this letter by 24 March 2016, your choice shall be effective as of the effective date.

Please note: if the above is not met within the proposed time, then from the effective date up to 31 March 2020, the fixed interest rate as offered in this letter for a period of 4 years shall apply to your loan.

In so far as this letter does not deviate from the (general) terms and conditions which apply to the loan, the (general) terms and conditions remain applicable.

If you have any questions, please do contact me.

Best regards,

Bedrijven MKB

for Pieter van Hulsen

Coöperatieve Rabobank U.A., established in Amsteram

Registered at the Chamber of Commerce under number 30046259

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Our reference	MKB/PH/KG/mg
Signature(s) for agreement: Merus B.V.

	Place of signature	Utrecht

	Date of signature	15/03/2016

	Legal representative	S.J. Margetson

	Signature	/s/ S.J. Margetson

Merus B.V.

	Place of signature	Utretcht

	Date of signature	15/03/2016

	Legal representative	T. Logtenberg

	Signature	/s/ T. Logtenberg

Coöperatieve Rabobank U.A., established in Amsteram

Registered at the Chamber of Commerce under number 30046259